Exhibit 17(a)


KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of ARK ______ Portfolio, a portfolio of ARK Funds (the "Trust"), hereby appoint each of
_______________, collectively or individually, true and lawful attorneys, with the power of substitution of each, to vote all shares of the ARK _____ Portfolio, which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on August 14, 2003, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:15 p.m., and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at  hand.
2) Call 1-800-690-6903
3) Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to Website www.proxyvote.com
3) Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.


To approve or disapprove an Agreement and Plan of Reorganization

FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]

TO APPROVE OR DISAPPROVE AN AGREEMENT AND PLAN OF REORGANIZATION ("PLAN") BETWEEN THE TRUST, ON BEHALF OF THE ARK _____ PORTFOLIO, AND THE VISION GROUP OF FUNDS, ON BEHALF OF CERTAIN VISION FUND SERIES (EACH AN "ACQUIRING FUND"), WHEREBY THE ACQUIRING FUND WOULD ACQUIRE ALL OF THE ASSETS OF THE CORRESPONDING ARK _______ PORTFOLIO IN EXCHANGE SOLELY FOR THE ACQUIRING FUND'S ASSUMPTION OF THE ARK ____PORTFOLIO'S LIABILITIES AND THE ACQUIRING FUND'S SHARES, TO BE DISTRIBUTED PRO RATA BY THE ARK _______ PORTFOLIO TO THE HOLDERS OF ITS SHARES, IN COMPLETE LIQUIDATION OF THE ARK _______ PORTFOLIO.


                                                YOUR VOTE IS IMPORTANT

                                                Please complete, sign and return
                                                this card as soon as possible.



                                                Dated

                                                Signature



Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.